Exhibit 1A-6G

AMENDMENT TO MASTER SERVICES AGREEMENT

This Amendment to that certain Master Services Agreement, dated as of the date shown below (“Amendment”), amends the existing Master Services Agreement dated July 24, 2020, by and between Agents National Title Insurance Company, a Missouri Corporation with offices at 1207 W. Broadway (“Vendor”), and AHP Title Holdings, LLC, a limited liability company organized under the laws of the State of Delaware, with offices at 440 S. LaSalle Street, Suite 1110, Chicago, IL 60605 (“AHP”), in connection with certain services for and on behalf of its subsidiary, Gulf Coast Title Insurance Company, an Alabama corporation (“GCTIC”) (the “Agreement”). AHP and/or GCTIC, as the context may require, are sometimes referred to in the Agreement as the “Company” and the Company, collectively with Vendor, are sometimes referred to in the Agreement and herein as the “Parties”.

The Parties, by this Amendment, hereby agree and affirm that the Master Service Agreement is hereby amended as follows:

1.              Pursuant to Section 2(a) of the Agreement, the Parties hereby agree to renew the Agreement for a successive renewal term of twelve (12) months, thereby extending the Term to July 24, 2022.

2.              Agreement Exhibit A, Section 4 “Vendor contact person name/phone number/email address:” shall read Elizabeth Blake/(573) 442-3351/eblake@agentstitle.com All terms, conditions, and provisions of the Agreement not specifically modified by this Amendment remain in full force and effect. This Amendment may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Signatures delivered by facsimile transmission or by email delivery shall create a binding and valid obligation of the party on whose behalf such signature is executed with the same force and effect as if such signature were an original.

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IN WITNESS WHEREOF, the Parties, each acting with due and proper authority, have executed this Amendment this 23rd day of June 2021.

AHP TITLE HOLDINGS, LLC

By: /s/ Patrick McLaughlin
Name: Patrick McLaughlin
Title: President

AGENTS NATIONAL TITLE INSURANCE COMPANY

By: /s/ David Townsend
Name: David Townsend
Title: President

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